Exhibit 1.1

1,225,000 Shares of Common Stock
and Warrants to Purchase up to 1,225,000 Shares of Common Stock

NOVABAY PHARMACEUTICALS, INC.

PLACEMENT AGENT AGREEMENT

August 21, 2009

MAXIM GROUP LLC
405 Lexington Ave
New York, NY 10174

Ladies and Gentlemen:

1.             Introduction.  NovaBay Pharmaceuticals, Inc., a California corporation (the “Company”), proposes to issue and sell to the certain purchasers, pursuant to the terms and conditions of this Placement Agent Agreement (this “Agreement ”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), up to an aggregate of 1,225,000 units (the “Units ”), with each Unit consisting of: (i) one share of common stock (a “Share “and, collectively, the “Shares”), $0.01 par value per share (the “Common Stock”), of the Company and (ii) one warrant to purchase one share of Common Stock (the “Warrants”) within exercise price of $2.75 per share.  Units will not be issued or certificated and will not trade on any exchange or be listed for quotation on any market.  The Shares and Warrants are immediately separable and will be issued separately.  The terms and conditions of the Warrants are set forth in a warrant certificate, the form of which is attached as Exhibit B hereto.  The Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities.”  The Company hereby confirms its agreement with Maxim Group LLC (the “Placement Agent”) to act as placement agent in accordance with the terms and conditions hereof.

2.             Agreement to Act as Placement Agent; Placement of Securities.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

2.1           The Company hereby authorizes the Placement Agent to act as its exclusive placement agent to solicit offers for the purchase of all or any part of the Units from the Company in connection with the proposed offering of the Units (the “Offering”).  Until the earlier of the termination of this Agreement or the Closing Date (as defined in Section 4 hereof), the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Units otherwise than through the Placement Agent.

2.2           The Placement Agent agrees, as agent of the Company, to use its commercially reasonable best efforts to solicit offers to purchase the Units from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below).  The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Units has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason.  Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Units for its own account.  In soliciting purchases of Units, the Placement Agent shall act solely as the Company’s agents and not as a principal.  Furthermore, the execution of this Agreement does not ensure any placement of Units or any portion thereof or a constitute a guarantee or warranty of the ability of the Placement Agent with respect to securing any financing on behalf of the Company, all of which are expressly disclaimed by the Placement Agent.  Notwithstanding the foregoing and except as otherwise provided in Section 2.3, it is understood and agreed that the Placement Agent (or its affiliates) may, solely at their discretion and without any obligation to do so, purchase Units as principals.

Maxim Group LLC
August 21, 2009

2.3           Subject to the provisions of this Section 2, offers for the purchase of Units may be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable.  The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Units received by it as agent of the Company.  The Company shall have the sole right to accept offers to purchase the Units and may reject any such offer, in whole or in part.  The Placement Agent shall have the right, in its reasonable discretion, with notice to the Company, to reject any offer to purchase Units received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

2.4           The Units are being sold to the Purchasers at a price of $2.00 per Unit.  The purchases of the Units by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the Purchasers and the Company.

2.5           As compensation for services rendered, on the Closing Date (as defined in Section 4 hereof), the Company shall:

(a)           pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount equal to six point three-six-seven-three (6.3673%) (or two and one-half percent (2.5%) percent from gross proceeds received from the entities listed on Schedule A hereto) of the gross proceeds received by the Company from the sale of the Units on such Closing Date (the “Placement Fee”).

Maxim Group LLC
August 21, 2009

2.6           No Units which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares and Warrants included in the Units shall have been delivered to the Purchaser thereof against payment by such Purchaser.  If the Company shall default in its obligations to deliver the Shares and Warrants to a Purchaser (under this Agreement or pursuant to the Escrow Agreement (as defined in Section 3.11 herein), or otherwise) whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 8(c) hereof.

3.             Representations and Warranties of the Company.  The Company represents, warrants and covenants to, and agrees with, each of the Placement Agent and the Purchasers that, as of the date hereof and as of the Closing Date, that:

3.1           The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission ”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-159917), as amended by that certain Post Effective Amendment No. 1 thereto, which became effective as of August 11, 2009 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus ”), and such amendments and supplements thereto as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose, to the knowledge of the Company, have been instituted or are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Placement Agent by the Company for use in connection with the offering and sale of the Units which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Placement Agent for such use.  Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents (including any amendments thereto) incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.  If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

Maxim Group LLC
August 21, 2009

3.2           As of the Applicable Time (as defined below) and as of the Closing Date, neither: (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited solely and exclusively to the PA Information (as defined in Section 17 hereof ).  For purposes of this Agreement, any statement made and subsequently revised in a later public filing, such statement shall be deemed solely to be made as so revised.  As used in this Agreement, the following capitalized terms have the following meanings:

(a)           “Applicable Time” means 4:00 p.m., New York time, on the date of this Agreement.

(b)           “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

(c)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

Maxim Group LLC
August 21, 2009

(d)           “Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(e)           “Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

3.3           No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been to the knowledge of the Company instituted or threatened by the Commission, and each Preliminary Prospectus, if any, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and unless otherwise corrected, modified or supplemented did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus or Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited solely and exclusively to the PA Information.

3.4           At the time the Registration Statement became effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 3.4 shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited solely and exclusively to the PA Information.

Maxim Group LLC
August 21, 2009

3.5           Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units or until any earlier date that the Company notified or notifies the Placement Agent as described in Section 5.5, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited solely and exclusively to the PA Information.

3.6           The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

3.7           The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, the documents incorporated by reference therein and other materials, if any, permitted under the Securities Act and consistent with Section 5.2 below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b) (2) and 433(d) of the Rules and Regulations.

3.8           The Company has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of the State of California.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority: (i) would not have, singularly or in the aggregate, a material adverse effect on the financial condition, business, prospects, properties, assets, management or results of operations of the Company and its subsidiaries, either individually or taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

Maxim Group LLC
August 21, 2009

3.9           Except for NovaBay Pharmaceuticals Canada, Inc., a corporation formed under the laws of British Columbia (Canada) (“NBPC”), and DermaBay, Inc, a California corporation (“DB”), each a wholly-owned subsidiary of the Company, the Company has no subsidiaries and does not own more than 5% of the equity interest or control, directly or indirectly, any corporation, partnership, association or other entity.  Neither NBPC nor DB conducts any material operations as of the date hereof.  Each of NBPC and DB are validly existing as a corporation in good standing under the laws of British Columbia and the State of California, respectively.  Each of NBPC and DB is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not reasonably be expected to have a Material Adverse Effect.  In this Section 3 with respect to the Company’s representations and warranties, unless the context specifically requires otherwise, all references to the “Company” shall include the Company and each of NBPC and DB collectively (it being agreed that only the Company is making representations and warranties hereunder).

3.10         Except as set forth in or otherwise contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and prior to the Closing: (i) there has not been and will not have been (A) any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options or upon the grant of restricted stock to the Company’s directors and officers, the issuance of shares pursuant to the Company’s stock option plan), or the long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (B) any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the financial condition, business, prospects, properties, assets, management or results of operations of the Company and its subsidiaries, either individually or taken as a whole (a “Material Adverse Change”) and (ii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

Maxim Group LLC
August 21, 2009

3.11         The Company has the full right, power and authority to enter into this Agreement, each of the Subscription Agreements, the Warrants, that certain Escrow Agreement, dated as of the date hereof by and among the Company, the Placement Agent and the escrow agent named therein (the “Escrow Agreement”) and each document and instrument contemplated by this Agreement, the Subscription Agreements and the Warrants, and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement, each of the Subscription Agreements, the Warrants, and the Escrow Agreement and each such other document and instrument has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except: (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors; (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity; and (iii) to the extent any indemnification provisions contained therein may further be limited by applicable laws and principles of public policy.

3.12         The Shares and Warrants to be issued and sold by the Company to the Purchasers under the Subscription Agreements to be issued to the Placement Agent, have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and the Subscription Agreements, and when issued and delivered against payment therefor as provided in the Warrants and, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

3.13         The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus.  As of June 30, 2009, there were 21,980,097 shares of Common Stock issued and outstanding and no shares of preferred stock, par value $0.01 per share, of the Company issued and outstanding and 4,375,792 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date.  Since June 30, 2009, the Company has not issued any securities, other than Common Stock issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of Common Stock pursuant to employee stock purchase plans.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights in all material respects.

Maxim Group LLC
August 21, 2009

3.14         The execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the issue and sale of the Securities by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to: (i) any indenture, mortgage, deed of trust, loan agreement or other agreement, contract or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, except with respect to clauses (i) and (iii) where, any such conflict, breach, violation, default or right would not reasonably be expected to have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

3.15         Except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the Financial Industry Regulatory Authority, Inc. (“FINRA ”) and the NYSE Amex LLC (“NYSE Amex”) in connection with the offering and sale of the Units by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the offer or sale of the Securities, or the consummation of the transactions contemplated hereby or thereby.

3.16         Davidson & Company LLP, whose reports relating to the financial statements of the Company are incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Davidson & Company LLP have not been engaged by the Company to perform any “prohibited activities”(as defined in Section 10A of the Exchange Act).  The Company has had no material disagreements with Davidson & Company LLP during the 24 months preceding the Closing Date that were not satisfied in a manner mutually satisfactory to both the Company and Davidson & Company LLP.

Maxim Group LLC
August 21, 2009

3.17         The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

3.18         Except for the financial statements and exhibits included or incorporated by reference therein, no other financial statements or supporting schedules or exhibits (including, without limitation, any material contracts or agreements of the Company) are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

3.19         There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

3.20         The Company has not sustained, since the date of the latest unaudited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package.

3.21         Except as set forth in the General Disclosure Package, there is no legal or governmental action, suit, claim or proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Maxim Group LLC
August 21, 2009

3.22         The Company (including each of NBPC and DB) is not in: (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this Section 3.22, for any violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.23         The Company possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its business as currently being conducted (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  The Company is in compliance with all such Governmental Permits and all such Governmental Permits are valid and in full force and effect, except where the lack of compliance or validity or the failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All such Governmental Permits are free and clear of any material restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits.  The Company has not received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit except as would not reasonably be expected to have a Material Adverse Effect.

3.24         The Company is not or, after giving effect to the offering of the Units, including the Warrant Shares issuable upon exercise of the Warrants, and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Maxim Group LLC
August 21, 2009

3.25         Neither the Company nor, to the Company’s knowledge, any of the Company’s officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

3.26         Except, in each case, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus:

(a)           the Company owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), domain names and other intellectual property (or could acquire such intellectual property upon commercially reasonable terms) necessary to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated to be conducted as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property);

(b)           none of the patents owned or licensed by the Company is unenforceable or invalid, and, none of the patent applications owned or licensed by the Company would be unenforceable or invalid if issued as patents;

(c)           the conduct of the current and future business of the Company in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus does not and, to the knowledge of the Company, will not infringe, interfere or conflict with any valid issued patent claim or other intellectual property right of any third party, or any claim of a patent application filed by any third party, which patent application has been published by the U.S. Patent and Trademark Office (the “USPTO”) or similar foreign authority or is otherwise known to the Company and which claim would reasonably be expected to issue as a valid claim;

(d)           each of the compounds, methods and technologies currently utilized by the Company, including but not limited to NVC-422 or NVC-101, and each compound, method and technology which the Company reasonably expects to utilize in connection with its business as descried in the Registration Statement, the General Disclosure Package and the Prospectus falls within the scope of at least one claim in the patents and/or applications owed by and/or assigned to the Company;

(e)           the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property;

(f)            the Company has not received any written notice of violation or conflict with rights of others with respect to the Company Intellectual Property,

Maxim Group LLC
August 21, 2009

(g)           there are no pending or to the Company’s knowledge, threatened actions, suits, proceedings or claims by others that the Company is infringing any patent, trade secret, trade mark, service mark, copyright or other intellectual property or proprietary right, except as would not reasonably be expected to have a Material Adverse Effect; and

(h)           the products or processes of the Company referenced in the Registration Statement, the General Disclosure Package and the Prospectus do not, to the knowledge of the Company, violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person;

(i)            to the Company’s knowledge, no third party, including any academic or governmental organization, possesses or could obtain rights to the patents, patent applications or patent rights of the Company which, if exercised, would allow such third party to develop products competitive with those of the Company; and

(j)            all information material to patentability has been timely disclosed to the USPTO and any other patent office or similar commission in each jurisdiction where the Company maintains or is applying for patent protection, during the prosecutions of all patent applications as to the Company Intellectual Property.

3.27         The preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with procedures and controls pursuant to accepted professional scientific standards and all applicable local, state and federal and foreign laws, rules, regulations and published guidance, including, but not limited to, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects; other than as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials the results of which reasonably call into question the clinical trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any written notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination or suspension of any preclinical or clinical trials conducted by or on behalf of the Company.

3.28         The Company owns no real property.  Other than liens on equipment, personal or other property securing indebtedness of the Company in the ordinary course and as described in the Prospectus, the Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and would not reasonably be expected to have a Material Adverse Effect.  All of the leases or subleases material to the business of the Company and under which the Company holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and the Company has not received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

Maxim Group LLC
August 21, 2009

3.29         No labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, and the Company has not received written notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that would reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

3.30         No “prohibited transaction”(as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency”(as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or would reasonably be expected to occur with respect to any employee benefit plan of the Company that would, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code.  The Company has not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, that would, singularly or in the aggregate, be reasonably expected to cause the loss of such qualification.

3.31         The Company is in compliance with all foreign, federal, state and local laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or other requirements relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste, occupational safety or the protection of health and safety or the environment which are applicable to its business (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, give rise to any liability, except for any violation or liability which would not, singularly or in the aggregate with all such violations and liabilities, reasonably be expected to have a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, reasonably be expected to have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability under any Environmental Law (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

Maxim Group LLC
August 21, 2009

3.32         The Company: (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 3.32, that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has not engaged in any transaction which to the Company’s knowledge is a corporate tax shelter or could reasonably be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2008, the Company has not incurred any liability for taxes other than in the ordinary course.

3.33         The Company carries, or is covered by, insurance provided by recognized institutions with policies in such amounts and covering such risks as, to the Company’s knowledge, are adequate for the conduct of its business and the value of its properties and to the knowledge of the Company is customary for companies engaged in similar businesses in similar industries. The Company has not received any notice and has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.  The Company has not been denied any insurance coverage that it has sought or for which it has applied.

Maxim Group LLC
August 21, 2009

3.34         The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that material information relating to the Company are made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.  The Company presented in its Form 10-Q for the quarter ended June 30, 2009 (such date, the “Evaluation Date”) the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

3.35         There is no collaboration agreement, marketing agreement, development agreement, technology sharing agreement, license, franchise, lease, note, security, contract or other agreement, document or instrument required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required (all such agreements, documents or instruments required to be so described or filed, the “Company Agreements”); all descriptions of any such Company Agreements (including, without limitation, those certain agreements between the Company and each of Alcon Manufacturing Ltd. and its affiliates and Galderma S.A.) contained in the Registration Statement or in a document incorporated by reference therein are accurate descriptions of such documents in all material respects, which descriptions are sufficiently comprehensive to fulfill the Company’s obligations under applicable law with respect to thereto.  The Company’s agreements with Professors Markus Nagl M.D. and Waldemar Gottardi, Ph.D (as described in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009) are not Company Agreements.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or where the failure to do so, singularly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, as of the date hereof and as of the Closing Date, the Company has performed all its obligations required to be performed under all Company Agreements, and no Company Agreement has been suspended, not renewed or terminated for convenience or breach or default by the Company or any of the other parties thereto, and the Company has not received notice nor does the Company have any other knowledge of any such pending or threatened suspension, termination or non-renewal; to the Company’s knowledge, no other party under any Company Agreement is in breach or default in any respect thereunder; and all Company Agreements have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, except: (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors; (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity; and (iii) to the extent any indemnification provisions contained therein may further be limited by applicable laws and principles of public policy.

Maxim Group LLC
August 21, 2009

3.36         No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

3.37         Except as asserted by Pathogenics, Inc. (as disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009), no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or the sale of the Units, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

3.38         The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Units will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Units to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

3.39         Except for payments contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

Maxim Group LLC
August 21, 2009

3.40         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.  All such Forward Looking Statements reflect the Company’s good faith reasonable best estimate of the matters described therein and have been prepared in accordance with Rule 10 of Regulation S-K under the Securities Act.

3.41         The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NYSE Amex, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE Amex, nor has the Company received any notification that the Commission or the NYSE Amex is contemplating terminating such registration or listing.  No consent, approval, authorization or order of, or filing, notification or registration with, the NYSE Amex is required for the listing and trading of the Shares and the Warrant Shares on the NYSE Amex, except for a NYSE Amex Additional Listing Application, which has been filed with the NYSE Amex.  The Company has no reasonable basis to believe that such additional listing application will not be approved by the NYSE AMEX by the Closing Date.

3.42         There is and has been no failure on the part of the Company, or to its knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes-Oxley Act”), except failures that, individually or in the aggregate if determined adversely to the Company, would not reasonably be expected to have a Material Adverse Effect.  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.  The Company has no reasonable basis to believe that it will not continue to be in compliance with the Sarbanes-Oxley Act as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof) for the twenty four month period following the Closing Date.

3.43         The Company is in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of the NYSE Amex.  Except as disclosed in the Registration Statement and Prospectus, the Company has not, in the 12 months preceding the date hereof, received notice from the NYSE Amex to the effect that the Company is not in compliance with its listing or maintenance requirements.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Maxim Group LLC
August 21, 2009

3.44         There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that would reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

3.45         There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

3.46         The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

3.47         To the Company’s knowledge, neither the Company nor any of its affiliates (within the meaning of FINRA Conduct Rule 5220(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

3.48         To the Company’s knowledge, no proceeds of the Offering, excluding compensation, fees or expenses paid to the Placement Agent, will be paid to any FINRA member, or any person or entity associated or affiliated with a member of FINRA.

3.49         To the Company’s knowledge, no person or entity to whom securities of the Company have been privately issued within the 180-day period prior to either: (a) the initial filing date of the Registration Statement or (b) the date hereof has any relationship or affiliation or association with any member of FINRA.

3.50         No approval of the shareholders of the Company under the rules and regulations of NYSE Amex is required for the Company to issue and deliver to the Purchasers the Units.

3.51         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company have, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  Neither the Company nor any of its subsidiaries is a “foreign investment entity” within the meaning of Canadian tax laws, rules and regulations.

Maxim Group LLC
August 21, 2009

3.52         Any certificate signed by or on behalf of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent and the Purchasers as to the matters covered thereby.

3.53         As used in this Agreement, references to matters being “material” with respect to the Company shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company, NBPC and DB, taken as a whole.

3.54         As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the named executive officers of the Company employed by the Company on the date hereof, with the assumption that such officers shall have made reasonable inquiry of the matters presented.

4.             The Closing.  The time and date of closing and delivery of the documents required to be delivered to the Placement Agent pursuant to Sections 5 and 7 hereof shall be at 11:00 a.m., New York time, on August 26, 2009 (the “Closing Date ”) at the office of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York.  The closing of the Offering is sometimes referred to herein as the “Closing.”  The Closing may be undertaken remotely with the agreement of the Company and the Placement Agent.

5.             Further Agreements of the Company.  The Company agrees with the Placement Agent and the Purchasers:

5.1           To prepare the Prospectus in a form approved by the Placement Agent containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Placement Agent promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to the Placement Agent within an amount of time that is reasonably practical to review under the circumstances and prior to filing; to advise the Placement Agent, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed in connection with the Offering and to furnish the Placement Agent copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the Offering; to advise the Placement Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

Maxim Group LLC
August 21, 2009

5.2           The Company represents and agrees that, unless it obtains the prior written consent of the Placement Agent, it has not made and will not, make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Placement Agent has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus listed on Schedule B hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.

5.3           If at any time when a Prospectus relating to the Units is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Placement Agent, and upon the Placement Agent’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

Maxim Group LLC
August 21, 2009

5.4           If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either: (i) prepare, file with the Commission (if required) and furnish to the Placement Agent and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

5.5           If at any time following issuance of an Issuer Free Writing Prospectus in connection with the Offering there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Placement Agent (and the Placement Agent agrees to cease any such use promptly upon such notification) so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited solely and exclusively to the PA Information.

Maxim Group LLC
August 21, 2009

5.6           To the extent not available on the Commission’s EDGAR system, furnish promptly to the Placement Agent and to counsel for the Placement Agent a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

5.7           To the extent not available on the Commission’s EDGAR system, to deliver promptly to the Placement Agent in New York City such number of the following documents as the Placement Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, if any (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this Section 5.7 to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this Section 5.7 to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this Section 5.7 to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

5.8           To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company for such quarter in reasonable detail.

5.9           To take promptly from time to time such actions as the Placement Agent may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Placement Agent may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of the Securities in such jurisdictions; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

Maxim Group LLC
August 21, 2009

5.10         To the extent not available on the Commission’s EDGAR system, upon request, during the period of five (5) years from the date hereof, to deliver to the Placement Agent: (i) as soon as they are available, copies of all reports or other communications furnished generally to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Units are listed or quoted.

5.11         That the Company will not, for a period of 90 days following the date of the final prospectus supplement relating to the Offering (the “Lock-Up Period”) without the prior written consent of the Placement Agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than: (i) the Company’s sale of the Units (including the Shares and the Warrants included in the Units) hereunder, (ii) the issuance of Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation or approved Rule 10b5-1 trading plans as such plans are in existence on the date hereof and described in the Prospectus, and (iii) Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to a strategic partnership, joint venture, acquisition, merger, collaboration, lending or other contractual arrangement, or in connection with the acquisition or license by the Company of any business, products or technologies.  The Company will cause each executive officer and director of the Company listed on Schedule C hereto to furnish to the Placement Agent, prior to the Closing Date, a “lock-up” letter, substantially in the form of Exhibit C hereto.  The Company also agrees that during the Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans and any registration statement pursuant to any agreement currently existing or contemplated.  The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 5.11 or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

5.12         To supply the Placement Agent with copies of all correspondence to and from, and all documents issued to and by: (i) the Commission in connection with the registration of the Units under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein; and (ii) FINRA in connection with the filing of Base Prospectus via FINRA’s COBRADesk system and FINRA’s review of, and comments relating to, the same.

Maxim Group LLC
August 21, 2009

5.13         Prior to the Closing Date, to furnish to the Placement Agent, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus, if any.

5.14         Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral communications regarding the Company’s business in the ordinary course of its business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law, in which case the Placement Agent shall nonetheless be granted a reasonable opportunity review and comment on such press release or other communication.

5.15         Until the Placement Agent shall have notified the Company of the completion of the offering of the Units, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Units or securities underlying such Units or related to such Units, or attempt to induce any person to purchase any Units or securities underlying such Units or related to such Units; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Units or securities underlying such Units or related to such Units.

5.16         To apply the net proceeds from the sale of the Units as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

5.17         To use commercially reasonable efforts to list, subject to notice of issuance, the Shares and the Warrant Shares on the NYSE Amex.

5.18         To use reasonable best efforts to assist the Placement Agent and their counsel with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent.

5.19         To use commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

Maxim Group LLC
August 21, 2009

6.             Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units to the Purchasers and any taxes payable in that connection; (b) the costs incident to the Registration of the Units under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail, overnight courier or other means of communications; (d) subject to the limit set forth in (i) below, the reasonable and documented fees and expenses (including related fees and expenses of counsel to the Placement Agent) incurred in connection with securing any required review by FINRA of the terms of the sale of the Units and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) subject to the limit set forth in (i) below, the reasonable and documented fees and expenses (including related fees and expenses of counsel to the Placement Agent) of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5.9 hereof and of preparing, printing and distributing wrappers, Blue Sky Memoranda; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Units, Shares and Warrants; (i) the reasonable and documented fees, disbursements and expenses of counsel to the Placement Agent not to exceed, along with any fees and expenses incurred in connection with (d) and (f) above, $40,000.00 and (j) all other costs and expenses incident to the offering of the Units or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other reasonable, documented expenses incurred by Company personnel in connection with any “road show” including, without limitation, any expenses advanced by the Placement Agent on the Company’s behalf (which will be promptly reimbursed) and any stock transfer taxes incurred in connection with the transfer of securities from the Company to the Purchasers); provided that, except to the extent otherwise provided in this Section 6 and in Sections 8 and 10 hereof, the Placement Agent shall pay its own costs and expenses.

7.             Conditions to the Obligations of the Placement Agent and the Purchasers, and the Sale of the Units.  The respective obligations of the Placement Agent hereunder and the Purchasers under the Subscription Agreements, and the Closing of the sale of the Units, are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

7.1           No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent; each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5.1 hereof; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

Maxim Group LLC
August 21, 2009

7.2           The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

7.3           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Subscription Agreements, the Escrow Agreement, the Units (including the Common Stock and Warrants included therein), the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

7.4           The Placement Agent shall have received a written opinion and negative assurance letter of Cooley Godward Kronish LLP, legal counsel for the Company, dated as of the Closing Date addressed to the Placement Agent, in the forms agreed to as of the date hereof.

7.5           At the time of the execution of this Agreement, the Placement Agent shall have received from Davidson & Company LLP a letter, addressed to the Placement Agent, executed and dated such date, in form and substance reasonably satisfactory to the Placement Agent: (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

Maxim Group LLC
August 21, 2009

7.6           On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date, the Placement Agent shall have received a letter (the “Bring-Down Letter”) from Davidson & Company LLP addressed to the Placement Agent and to the Company’s Board of Directors and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Placement Agent concurrently with the execution of this Agreement pursuant to Section 7.5 hereof.

7.7           The Company shall have furnished to the Placement Agent and the Purchasers a certificate, dated the Closing Date, executed by its Chairman of the Board, Chief Executive Officer and President and its Chief Financial Officer stating, on behalf of the Company, that: (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, to their knowledge, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the date of the final prospectus supplement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to their knowledge as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality or Material Adverse Effect, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect.

7.8           Since the date of the latest unaudited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof: (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the financial condition, business, prospects, properties, assets, management or results of operations of the Company and its subsidiaries, either individually or taken as a whole, other than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 7.8, is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the General Disclosure Package.

Maxim Group LLC
August 21, 2009

7.9           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Units or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Units or materially and adversely affect the business or operations of the Company.

7.10         Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Stock Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, other than current hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

7.11         The Company shall have filed a notification for the listing of the Securities with the NYSE Amex and shall have received written approval thereto from the NYSE Amex.

7.12         The Placement Agent shall have received the written lock-up agreements, substantially in the form of Exhibit C hereto, of the executive officers and directors of the Company listed on Schedule C to this Agreement.

7.13         The Company shall have entered into Subscription Agreements with each of the Purchasers and such agreements shall be in full force and effect.

Maxim Group LLC
August 21, 2009

7.14         The Company shall have entered into the Escrow Agreement and such agreement shall be in full force and effect.

7.15         The Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Pricing Prospectus.

7.16         Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further customary information, opinions, certificates (including a Secretary’s Certificate), letters or documents as the Placement Agent shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

8.             Indemnification and Contribution.

8.1           The Company shall indemnify and hold harmless the Placement Agent, its affiliates and each of its directors, officers, members, managers, employees, representatives and agents, and each of its and their respective directors, officers, members, employees, representatives and agents, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,”and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433 (d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (b) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433 (d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law (provided, that the Company shall not be liable in the case of any matter covered by this subclause (c) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent Indemnified Party through its gross negligence or willful misconduct), and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any and all legal fees or other expenses and disbursements reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited solely and exclusively to the PA Information.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

Maxim Group LLC
August 21, 2009

8.2           The Placement Agent shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties “and each a “Company Indemnified Party ”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited solely and exclusively to the PA Information, and shall reimburse the Company promptly upon demand for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Placement Agent might otherwise have, and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.  Notwithstanding the provisions of this Section 8.2, in no event shall any indemnity by the Placement Agent under this Section 8.2 exceed the total compensation received by the Placement Agent in accordance with Section 2.5 (a)hereof.

Maxim Group LLC
August 21, 2009

8.3           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8.1 or Section 2.6 or the Placement Agent in the case of a claim for indemnification under Section 8.2 , (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them (which such judgment the indemnified person shall have reasonably concluded in good faith), or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided , however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Placement Agent if the indemnified parties under this Section 8 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties.  Subject to this Section 8.3, the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

Maxim Group LLC
August 21, 2009

8.4           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8.1 or Section 8.2, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred: (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8.4 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8.4 but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other with respect to the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total cash fee actually received by the Placement Agent in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agent for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the PA Information.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8.4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8.4 shall be deemed to include, for purposes of this Section 8.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 8.4, the Placement Agent shall be required to contribute any amount in excess of the total cash compensation received by the Placement Agent in accordance with Section 2.5(a) hereof, less the amount of any damages which the Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Maxim Group LLC
August 21, 2009

9.             Termination.  The obligations of the Placement Agent and the Purchasers hereunder and under the Subscription Agreements may be terminated by the Placement Agent, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Units if, prior to that time, any of the events described in Sections 7.2, 7.8, 7.9 or 7.10 have occurred or if the Purchasers shall decline to purchase the Units for any reason permitted under this Agreement or the Subscription Agreements.

10.           Reimbursement of the Placement Agent’s Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Shares or Warrants for delivery to the Purchasers for any reason not permitted under this Agreement or the Subscription Agreements, (c) the Purchasers shall decline to purchase the Units for any reason permitted under this Agreement or the Subscription Agreements or (d) the sale of the Units is not consummated because any condition to the obligations of the Purchasers or the Placement Agent set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 6, the Company shall reimburse the Placement Agent for the reasonable and documented fees and expenses of the Placement Agent’ counsel and for such other accountable out-of-pocket expenses as shall have been reasonably incurred by the Placement Agent in connection with this Agreement and the proposed purchase of the Units, and promptly upon demand, the Company shall pay the full amount thereof to the Placement Agent.

Maxim Group LLC
August 21, 2009

11.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           The Placement Agent’s responsibility to the Company (including, for these purposes, any Company Indemnified Party) is solely contractual in nature, the Placement Agent have been retained solely to act as a placement agent in connection with the Offering and no fiduciary, advisory or agency relationship between the Company (or any Company Indemnified Party) and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters;

(b)           the price of the Units set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Placement Agent and/or the Purchasers, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           the Company is responsible for making its own independent judgments with respect to the transactions contemplated by this Agreement, and that any opinions or views expressed by the Placement Agent to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company;

(d)           it has been advised that the Placement Agent and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory, agency or similar relationship;

(e)           The Placement Agent hereby expressly disclaims any fiduciary or similar obligations to the Company or Company Indemnified Party, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect; and

(f)            it (on behalf of itself an each Company Indemnified Party) waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or any other Company Indemnified Party.

Maxim Group LLC
August 21, 2009

12.           Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, and their respective successors and assigns.  This Agreement shall also inure to the benefit of the Purchasers, and each of their respective successors and assigns, which shall be third party beneficiaries hereof.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the persons and entities mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties and the indemnities of the Placement Agent shall be for the benefit of the Company Indemnified Parties.

13.           Survival of Indemnities, Representations, Warranties, etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Units.  Notwithstanding any termination or purported termination of this Agreement, including without limitation any termination pursuant to Sections 9, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14.           Notice.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)           if sent to the Placement Agent, shall be mailed, delivered, or faxed and confirmed in writing, to Maxim Group LLC, 405 Lexington Ave, New York, NY 10174, Fax Number (212) 895-3555, in each case with a copy (which shall not constitute notice) to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York, 10017, Attention: Barry I. Grossman, Esq.

(b)           if sent to the Company shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, with a copy (which shall not constitute notice) to Cooley Godward Kronish LLP, 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, Fax Number (650) 849-7400, Attention: Brett White, Esq.;

Any such notices and other communications shall take effect at the time of receipt thereof.

Maxim Group LLC
August 21, 2009

15.           Definition of “Business Day”.  For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

16.           Governing Law; Venue; Waiver of Jury Trial.  This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law).  Each of the Placement Agent and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding.  THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE GENERAL DISCLOSURE PACKAGE.

17.           PA Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the term “PA Information” consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page of the Prospectus; and (ii) the statements concerning the Placement Agent contained in the first paragraph under the heading “Plan of Distribution” contained in the Prospectus.

18.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Maxim Group LLC
August 21, 2009

19.           Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

20.           Pronouns.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.

21.           Headings.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

22.           Amendments.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agent.

23.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

[Signature Page Follows]

Maxim Group LLC
August 21, 2009

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

NOVABAY PHARMACEUTICALS, INC.

By:	/s/ Thomas Paulson
Name: Thomas J. Paulson
Title: Chief Financial Officer and Treasurer

Accepted as of the date first written above:

MAXIM GROUP LLC

By:	/s/ Clifford Teller
	Name:	Clifford A. Teller
	Title:	Executive Managing Director - Investment Banking

[Signature Page to Placement Agency Agreement]

Maxim Group LLC
August 21, 2009

SCHEDULE A

ENTITIES SUBJECT TO REDUCED PLACEMENT AGENT FEE

Aisling Capital and its affiliates
Bay City Capital and its affiliates
A.M. Pappas & Association/Pappas Ventures and their affiliates
Longitude Capital and its affiliates
InterWest Partners and its affiliates
Oxford BioSciences and its affiliates
Prospect Ventures and its affiliates
Forward Ventures and its affiliates

Maxim Group LLC
August 21, 2009

SCHEDULE B

GENERAL USE FREE WRITING PROSPECTUSES

None

Maxim Group LLC
August 21, 2009

SCHEDULE C

PARTIES SUBJECT TO LOCK-UP AGREEMENT

Ramin (“Ron”) Najafi, Ph.D.
Thomas J. Paulson
Behzad Khosrovi, Ph.D.
Harry F. Hixson, Jr.
Charles J. Cashion
Anthony Dailley, DDS
Paul E. Freiman
T. Alex McPherson, MD, Ph.D.
Robert R. Tufts
Tony D.S. Wicks

Maxim Group LLC
August 21, 2009

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

[Incorporated by reference from Exhibit 99.1 to this Form 8-K]

Maxim Group LLC
August 21, 2009

EXHIBIT B

FORM OF WARRANT

[Incorporated by reference from Exhibit 4.1 to this Form 8-K]

Maxim Group LLC
August 21, 2009

EXHIBIT C
FORM OF LOCK-UP AGREEMENT

August 21, 2009

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

In order to induce Maxim Group LLC (“Maxim”) to enter in to a certain placement agent agreement with NovaBay Pharmaceutics, Inc., a California corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock ”), and warrants to purchase shares of Common Stock, the undersigned hereby agrees that until 90 days following the date of the final prospectus supplement relating to the Offering (the “lock-up period”), the undersigned will not, without the prior written consent of Maxim, directly or indirectly: (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares ”)); (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Beneficially Owned Shares, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether or not such transaction is to be settled by delivery of Beneficially Owned Shares, other securities, cash or other consideration; or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Notwithstanding the foregoing, the undersigned may sell or otherwise transfer shares of Common Stock or Beneficially Owned Shares (i)  purchased in connection with the Offering or in the open market following the Offering, (ii) as a bona fide gift or gifts or pledge, provided that the undersigned provides prior written notice of such gift or gifts or pledge to Maxim and the donee or donees or pledgee or pledgees (as the case may be) thereof agree to be bound by the restrictions set forth herein, (iii) either during the undersigned’s lifetime or on death by will or intestacy to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and a member or members of the undersigned’s immediate family, provided that the transferee thereof agrees to be bound by the restrictions set forth herein, or (iv) pursuant to any 10b5-1 trading plans in effect as of the date of the date of the Offering, (v) pursuant to the exercise (or “net exercise”) of options or warrants outstanding on the date hereof, including a cashless exercise of options (but not the shares issued to the undersigned upon such net or cashless exercise, which shall be subject to the restrictions herein contained), or (vi) with the prior written consent of Maxim.  In addition, if the undersigned is a partnership, limited liability company, trust, corporation or similar entity, it may distribute the Common Stock or Beneficially Owned Shares to its partners, members or stockholders; provided, however, that in each such case, prior to any such transfer, each transferee shall execute a duplicate form of this letter agreement (the “Lock-Up Agreement ”) pursuant to which each transferee shall agree to receive and hold such Common Stock or Beneficially Owned Shares subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.  For the purposes of this paragraph, “immediate family “shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

Maxim Group LLC
August 21, 2009

In addition, the undersigned hereby waives and agrees not exercise, from the date hereof until the expiration of the lock-up period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Beneficially Owned Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares subject to restriction hereunder for which the undersigned is the record holder and, in the case of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares for which the undersigned is the beneficial but not the record holder, agrees during the lock-up period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares subject to restriction hereunder.

The undersigned hereby represents and warrants to Maxim and the Company that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

If (i) the Company notifies Maxim in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock and warrants to purchase Common Stock included in the Units or (iii) the Offering shall not have been completed by September 30, 2009, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

Maxim Group LLC
August 21, 2009

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile or other electronic transmission shall be effective as delivery of the original hereof.

Very truly yours,